UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, DC 20549

FORM 8-K

Current Report

Pursuant to Section 13 or 15(d) of the

Securities Act of 1934

Date of Report: October 18, 2010

(Date of earliest event reported)

OurPet’s Company

(Exact name of registrant as specified in its charter)

Colorado	000-31279	34-1480558
(State or other jurisdiction of incorporation)	(Commission File Number)	(I.R.S. Employer Identification Number)

1300 East Street, Fairport Harbor, OH 44077

(Address of principal executive offices including zip code)

440-354-6500

(Registrant’s telephone number, including area code)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01.	Entry into a Material Definitive Agreement.

On October 18, 2010, FirstMerit Bank, N.A. (“FirstMerit”) and OurPet’s Company (“OurPet’s”) entered into an Amendment to Note (the “Amendment”) that amends a Note dated July 13, 2006 to increase availability under OurPet’s line of credit from $2,000,000 to $2,500,000. The Amendment does not change any other terms or conditions of the Note. A copy of the original Note was filed as Exhibit 10.24 to OurPet’s Form 10.QSB filed on August 18,2006. The increase in OurPet’s line of credit is to meet its working capital needs.

Steven Tsengas, OurPet’s President and Chief Executive Officer, and his wife, Evangelia, have provided an unlimited guarantee of the increased line of credit. In consideration for this guarantee, OurPet’s Board of Directors authorized the issuance of warrants for the right to purchase OurPet’s common stock. Further information regarding the warrants is set forth below in Item 3.02.

The foregoing description of the Amendment is not complete and is qualified in its entirety by reference to the Amendment, which is attached to this current report as Exhibit 10.52.

Item 3.02.	Unregistered Sales of Equity Securities.

In connection with the Loan referenced above under Items 1.01 and 2.03, OurPet’s Board of Directors authorized the issuance of warrants to Steven and Evangelia Tsengas providing for the right to purchase in the aggregate 62,500 shares of OurPet’s common stock at $0.98 per share. The warrant vests immediately and is exercisable any time prior to its expiration on October 18, 2015. Upon exercise of the warrants, the shares will be restricted securities pursuant to Rule 144 of the Securities Act of 1933, as amended (the “Act”), in reliance on the exemption from registration provided by Section 4(2) of the Act. A copy of the form of warrant that will be issued is attached to this current report as Exhibit 10.53.

Item 9.01.	Financial Statements and Exhibits.

(d)	Exhibits.

10.52	Amendment to Note executed by OurPet’s Company and Steven and Evangelia Tsengas as Guarantors on October 18, 2010

10.53	Form of Warrant

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Date: October 22, 2010	OurPet’s Company

	By:	/s/ Scott R. Mendes
Scott R. Mendes, Chief Financial Officer and Treasurer

EXHIBIT INDEX

Exhibit Number	Description

10.52	Amendment to Note executed by OurPet’s Company and Steven and Evangelia Tsengas as Guarantors on October 18, 2010

10.53	Form of Warrant